Exhibit (h)(xvi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                            AMENDMENT #1 TO EXHIBIT 1
                         SHAREHOLDER SERVICES AGREEMENT

                  Marshall Equity Income Fund - Class A Shares
                  Marshall Equity Income Fund - Class Y Shares*

                Marshall Government Income Fund - Class A Shares
                Marshall Government Income Fund - Class Y Shares*

                Marshall Intermediate Bond Fund - Class A Shares
                Marshall Intermediate Bond Fund - Class Y Shares*

              Marshall Intermediate Tax-Free Fund - Class A Shares Marshall Intermediate Tax-Free Fund - Class Y Shares*

               Marshall International Stock Fund - Class A Shares
               Marshall International Stock Fund - Class Y Shares*

            Marshall Large Cap Growth & Income Fund - Class A Shares Marshall Large Cap Growth & Income Fund - Class Y Shares*

                  Marshall Mid-Cap Growth Fund - Class A Shares
                 Marshall Mid-Cap Growth Fund - Class Y Shares*

                  Marshall Mid-Cap Value Fund - Class A Shares
                  Marshall Mid-Cap Value Fund - Class Y Shares*

                Marshall Short-Term Income Fund - Class A Shares
                Marshall Short-Term Income Fund - Class Y Shares*

                 Marshall Small-Cap Growth Fund - Class A Shares
                Marshall Small-Cap Growth Fund - Class Y Shares*

Redesignated as Class Y Shares on December 1, 1998.